UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2013

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

950 Third Avenue, Suite 2804, New York, New York 10022

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 853-4321

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03(a).

Material Modification to Rights of Security Holders.

Following the approval of the same by the Company’s shareholders at its Annual Meeting of Shareholders held October 2, 2013, the Company had issued warrants to purchase 50,000 shares of the Company’s common stock, par value $0.001, to Jean Firstenberg, Board Member, at an exercise price of $0.50 per share (the “Warrants”).  The issuance of the Warrants was completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  On November 11, 2013, the Board of Directors approved an amendment to Section 4 (o)(i) of the Warrants, pursuant to which Ms. Firstenberg will be permitted to exercise the vested portion of such Warrants for a period of two years following her termination from the Board for reasons other than for cause, death or disability.  The original form of Ms. Firstenberg’s Warrants is incorporated by reference as Attachment A to Form DEF 14A dated August 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

by:   /s/ Todd Dupee

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Todd Dupee

Vice President

and Chief Financial Officer

Dated:  November 13, 2013